UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 7, 2024, 89bio, Inc. (the “Company”) announced that the board of directors (the “Board”) of the Company appointed Francis Sarena as the Company’s Chief Operating Officer, effective August 5, 2024.

Mr. Sarena, age 53, served as Chief Operating Officer of Apexigen, Inc. (“Apexigen”) (formerly, Nasdaq: APGN), a clinical-stage biotechnology company, from July 2022 to September 2023 and as President from February 2023 to September 2023, where he was primarily responsible for business development and operations. Apexigen was acquired by Pyxis Oncology, Inc. (Nasdaq: PYXS), in August 2023. Mr. Sarena also served as Chief Operating Officer of Apexigen America, Inc., a wholly owned subsidiary and predecessor-in-interest of Apexigen from January 2022 to September 2023, where he was responsible for business development and operations. Prior to Apexigen, Mr. Sarena was with Five Prime Therapeutics, Inc. (formerly, Nasdaq: FRPX), a biotechnology company, from December 2010 to May 2021, where he served in various executive roles, most recently as Chief Strategy Officer and Secretary from September 2016 to May 2021, where he was responsible for various functions over time, including corporate strategy, business development, commercial planning, legal, project management and quality. From December 2008 to July 2010, Mr. Sarena served as Vice President, General Counsel and Secretary at Facet Biotech Corporation (formerly, Nasdaq: FACT), a biotechnology company. Prior to that, he spent two years at PDL BioPharma, Inc. (formerly, Nasdaq: PDLI) in positions of increasing responsibility most recently as Vice President, General Counsel and Secretary. Prior to that, he served as a Corporate Associate at Bingham McCutchen LLP from September 2000 to April 2006 representing clients primarily in merger and acquisition transactions, corporate and securities law matters and equity financing transactions Mr. Sarena holds a B.S. in Finance from San Francisco State University and a J.D. from University of California, Berkeley.

There are no arrangements or understandings between Mr. Sarena and any other persons pursuant to which he was selected as an officer. There are no family relationships between Mr. Sarena and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, Mr. Sarena entered into an offer letter agreement with Company (the “Offer Letter”), pursuant to which he is entitled to an annual base salary of $500,000 and an annual target bonus opportunity equal to 40% of his base salary. On August 5, 2024, in accordance with the terms of the Offer Letter, Mr. Sarena was granted an inducement award of an option to purchase 350,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), under the Company’s 2023 Inducement Plan, with an exercise price of $8.39 per share, equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant. The stock option vests with respect to 25% of the shares subject to the option on the first anniversary of the date of grant and in equal quarterly installments thereafter over the following 36-month period, subject to Mr. Sarena’s continued service through each applicable vesting date. Further, Mr. Sarena was also awarded 25,000 restricted stock units under the Company’s 2019 Equity Incentive Plan, one-third of which vest on August 5, 2025 and the remainder of which vest over the following 24-month period every six months, subject to Mr. Sarena’s continued service through each applicable vesting date. The Offer Letter also provides that, upon Mr. Sarena’s termination without Cause (as defined in the Offer Letter) or resignation for Good Reason (as defined in the Offer Letter), in either case not in connection with a Change in Control (as defined in the Offer Letter), Mr. Sarena will be eligible to receive, subject to his execution and non-revocation of a release of claims in favor of the Company (the “release condition”), severance equal to nine months of the base salary as then in effect and payment or reimbursement of a portion of the COBRA premiums for up to nine months, or, if sooner, until eligible for similar coverage through another employer. If Mr. Sarena experiences a termination without Cause or resigns for a Change in Control Good Reason (as defined in the Offer Letter) within 90 days prior to, or 12 months following, the consummation of a Change in Control, then, subject to the release condition, the benefits described in the preceding sentence will be equal to 12 months instead of 9 months and, in addition, Mr. Sarena will be entitled to receive a payment equal to 0.75x his target bonus opportunity and full vesting of all outstanding equity awards. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024.

Item 7.01	Regulation FD Disclosure.

On August 7, 2024, the Company issued a press release announcing Mr. Sarena’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: August 7, 2024	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer